UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 27,  2013

CABLEVISION SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	No. 1-14764	No. 11-3415180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

CSC HOLDINGS, LLC (Exact name of registrant as specified in its charter)
Delaware	No. 1-9046	No. 27-0726696
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1111 Stewart Avenue Bethpage, New York	11714
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 803-2300

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Officer Retirement

Victoria D. Salhus, Senior Vice President, Deputy General Counsel and Secretary of Cablevision Systems Corporation (“Cablevision”), will retire effective December 30, 2013.  Effective December 31, 2013, David G. Ellen, Executive Vice President and General Counsel, will become the Secretary of Cablevision.  In connection with her retirement, Ms. Salhus and Cablevision entered into an agreement, dated December 27, 2013, which provides that Ms. Salhus will receive a severance payment of $1,512,108 and an additional payment of $60,000 representing the cost of COBRA continuation coverage for 18 months.  In addition, her outstanding restricted stock awards and stock options will vest on December 31, 2013 and the options will be exercisable for an additional three years.  Ms. Salhus will be subject to confidentiality, non-disparagement, non-solicitation and certain other covenants pursuant to the agreement.

Amendments to Certain Pension and Savings Plans

Cablevision has amended the Cablevision Cash Balance Pension Plan and the Cablevision Excess Cash Balance Pension Plan (the “Cash Balance Plans”) to freeze participation and benefits under the Cash Balance Plans effective December 31, 2013.  As a result of the amendment, after December 31, 2013, no employee of Cablevision who was not already a participant may become a participant in the Cash Balance Plans. Employees who were participants prior to December 31, 2013 and who are eligible for an allocation under a Cash Balance Plan will be credited with an annual allocation in accordance with the terms of the Cash Balance Plans as of December 31, 2013.  No further annual allocations under the Cash Balance Plans will be made for any future year.  Existing account balances under the Cash Balance Plans will continue to be credited with monthly interest in accordance with the terms of the Cash Balance Plans.

Effective January 1, 2014, Cablevision employees will be eligible for an enhanced employer matching contribution as well as a year-end employer discretionary contribution to their Cablevision 401(k) Savings Plan and the Cablevision Excess Savings Plan (the “Savings Plans”).  Eligible participants may receive an enhanced employer matching contribution equal to 100% on the first 4% of their elective deferrals (in pre tax and/or Roth after tax contributions), for a maximum matching contribution of 4% of eligible compensation, an increase from the former maximum matching contribution of 50% of the first 6% of elective deferrals for a maximum of 3% of eligible compensation.  Eligible employees, regardless of whether they contribute to the Savings Plans, will also be eligible to receive a new employer-provided discretionary year-end contribution to their Savings Plan account based on a percentage of eligible compensation.  The contribution, if approved, will be provided to all eligible employees who are active on the last day of the plan year (December 31) and who complete 1,000 hours of service in such plan year.  Both the employer matching contribution and year-end contribution will become vested after three years of service (participants who have already earned three years of service will already be vested in these contributions when made).

The changes to the Cash Balance Plans and the Savings Plans described above will apply to most of  Cablevision’s employees, including all of its executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABLEVISION SYSTEMS CORPORATION
(Registrant)

By:	/s/ Victoria M. Mink
Name: Victoria M. Mink
Title: Senior Vice President, Controller and Principal Accounting Officer

CSC HOLDINGS, LLC
(Registrant)

By:	/s/ Victoria M. Mink
Name: Victoria M. Mink
Title: Senior Vice President, Controller and Principal Accounting Officer

Dated:  December 27, 2013